UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2014

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2014, the Board of Directors (the “Board”) of Intersil Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), effective immediately. The Bylaws include the following amendments:

Article I, Section 1.2.1 has been amended to provide additional requirements for the proper form of a stockholder’s notice of nominations or other business to be properly brought before the annual meeting of stockholders.  More specifically, the stockholder’s notice must set forth, inter alia, a detailed description of compensation and other monetary agreements, arrangements, and understandings between the stockholder and the proposed nominee along with the nominee’s written representation and agreement that if the nominee is elected as a director, he or she will not be compensated by anyone other than the Company in connection with his or her service as a director of the Company.  Article I, Section 1.2.3 has been amended to provide that a disclosure on the Investor Relations section of the Company’s website constitutes a “public announcement” for purposes of Article I of the Bylaws.  Article IV, Section 4.2 has been amended to clarify the Company’s obligations regarding the advance of expenses to directors or officers in connection with their right to indemnification.  New Article VI has been added to the Bylaws providing that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law; and (iv) any action asserting a claim against the Company governed by the internal affairs doctrine, in each case subject to the court having appropriate personal jurisdiction over named defendants.  Article VI also provides that stockholders of the Company shall be deemed to have notice of and consented to the provisions of Article VI.  Prior Article VI relating to Amendments has been renumbered as Article VII.

The foregoing description is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.2 Amended and Restated Bylaws of Intersil Corporation adopted on November 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date: November 10, 2014	/ s / Thomas C. Tokos
Thomas C. Tokos
Sr. Vice President, General Counsel and Secretary